HQ Global Workplaces Service Agreement

Service Agreement Type: ◉ Office ○ Cubes ○ Hotdesk

Agreement Date:	July 15, 2008
Pivotal Ref No:	

NY, Bohemia - Bohemia (HQ)

Street/Floor	80 Orville Drive - Suite 100 -
City:	Bohemia
State & Zip Code:	New York, 11716

Business Center Bank Details

Name:	Bank of America
Sort code:	026-009-593
Account number:	478-228-8452

Client details (not an HQ center address)

Corporate Account ☐ Yes PCA ☐ Yes

Company Name:	Vycor Medical	Federal ID No.:	
Address:	9 Fourth Avenue	Contact Name:	
City / State:	Rocky Point NY	Title:	
Zip Code:	11779	Telephone:	
Email Address:	ktcoviello@optonline.net	Fax:	
Emergency Contact:		Emergency Phone:	

Invoicing details (if different)

Company Name:		Contact Name:	
Address:		Title:	
City / State:		Telephone:	
Zip Code:		Fax:	

The standard fee (excluding tax)

Office Number	Market Office Price per Month $	Monthly Office Price $	Number of workstations	Total per Month $	Number of occupants per office
222	$1,060.00	$755.00	2	$755.00	
223	$1,060.00	$755.00	2	$755.00	
229	$1,370.00	$840.00	3	$840.00	
				$0.00	
				$0.00	
				$0.00	
				$0.00	
		Total per Month $		$2,350.00	

Initial Payment:

☐ Check if Renewal

Monthly Office Payment		$2,350.00
Service Retainer	1	$2,350.00
Total Initial Payment		$4,700.00

Monthly Payment:

Total Monthly Pymt (excl. of services)	$2,350.00

Length of Agreement

Start date (MM/DD/YY):	October 1, 2008	End date (MM/DD/YY):	December 31 2008

Comments

security of $2242 already on file - addl security required $108 - This agreement may be renewed for an additional 3 month period through March 31 2009 at no increase

Check here if you do not consent to HQ processing data in accordance with Clause 28 of this Agreement. ☐
We are Regus Management Group LLC at 15305 North Dallas Parkway, 14th Floor, Addison, TX 75001.

This Agreement incorporates our terms of business set out on attached Terms of Business which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. Note that the Agreement does not come to an end automatically. See "Bringing your Agreement to an end".

Name (printed) Ken Coviello	Name (printed) CLAUDIA MAZZOLA
Title (printed) CEO, Vycor	Title (printed)
Date (MM/DD/YY) 07/26/2008	Date (MM/DD/YY) 7/26/08
SIGNED on your behalf (Client) [signature]	SIGNED on our behalf [signature]

Service Agreement Type:

(●) Office ( ) Cubes ( ) Hotdesk

Agreement Date:	March 12, 2008
Pivotal Ref No:	1914989

NY, Bohemia - Bohemia (HQ)

Street/Floor	80 Orville Drive - Suite 100 -
City:	Bohemia
State & Zip Code:	New York, 11716

Business Center Bank Details

Name:	Bank of America
Sort code:	026-009-593
Account number:	478-228-6452

Client details (not an HQ center address)

Corporate Account ☐ Yes PCA ☐ Yes

Company Name:	Vycor Medical	Federal ID No.:	
Address:	9 Fourth Avenue	Contact Name:	Ken Coviello
City / State:	Rocky Point, NY	Title:	President
Zip Code:	11778	Telephone:	
Email Address:	ktcoviello@optonline.net	Fax:	
Emergency Contact:		Emergency Phone:	

Invoicing details (if different)

Company Name:		Contact Name:	
Address:		Title:	
City / State:		Telephone:	
Zip Code:		Fax:	

The standard fee (excluding tax)

Office Number	Market Office Price per Month $	Monthly Office Price $	Number of workstations	Total per Month $	Number of occupants per office
222	$1,080.00	$740.00	2	$740.00	1
223	$1,080.00	$740.00	2	$740.00	0
				$0.00	
				$0.00	
				$0.00	
				$0.00	
				$0.00	
				$1,480.00	

Initial Payment:

☐ Check if Renewal

Monthly Office Payment		$1,480.00
Service Retainer	1	$1,480.00
		$2,960.00

Monthly Payment: $1,480.00

Length of Agreement

Start date (MM/DD/YY):	April 1, 2008	End date (MM/DD/YY):	July 31, 2008

Comments

$1444 of security already on file another $36 due

Check here if you do not consent to HQ processing data in accordance with Clause 28 of this Agreement. ☐

We are Regus Management Group LLC at 15305 North Dallas Parkway, 14th Floor, Addison, TX 75001.

This Agreement incorporates our terms of business set out on attached Terms of Business which you confirm you have read and understood. We both agree to comply with those terms and our obligations as set out in them. Note that the Agreement does not come to an end automatically. See "Bringing your Agreement to an end".

Name (printed) Ken Coviello

Title (printed) CEO

Date (MM/DD/YY) 03/12/08

SIGNED on your behalf (Client)

Kenneth T. Coviello

Name (printed) CLAUDIA MAZZOLA

Title (printed)

Date (MM/DD/YY) 3/12/08

SIGNED on our behalf

Claudia Mazzola

dTERMS OF BUSINESS
USING REGUS CENTERS

1. We Are Regus Management Group LLC hereafter referred to as "Regus". These are our terms of business. They appy to the service Agreement which you the client have signed (which we refer to simply as *your Agreement*).
Your Agreement supersedes any previous Agreement you may have with us for the same services and contains all the terms we have agreed.

STANDARD SERVICES INCLUDED IN YOUR STANDARD FEE

2. Furnished Office Accommodation - We are to provide the number of serviced and fully furnished accommodations for which you have agreed to pay in the business center stated in your Agreement (also referred to in this Agreement as "Accommodation(s)"). Your Agreement lists the accommodations we have initially allocated for your use. Occasionally, we may need to allocate different accommodations, but these will be of equivalent size and we will attempt to obtain your approval with respect to such different accommodations in advance.

3. Office Services - We are to provide the services described on the front of this Agreement, the Regus workstation or cube offer and any other mutually agreed upon services such as internet and phone during normal operating hours Monday to Friday. (Internet is available 24/7)
We are happy to discuss special arrangements for use of these services outside our normal operating hours. All services are subject to the availability of our center team at the time of any service request. We will endeavour to deal with a service request at the earliest opportunity, but will not be held responsible for any delay.
If in our opinion, we decide that a request for any particular Business Service is excessive, we reserve the right to charge an additional fee at our usual published rates based on the time taken to complete the service.

USING THE ACCOMMODATION

4. On Moving In - You will be asked to sign an inventory of all accommodation(s), furniture and equipment you are permitted to use, together with a note of its condition, and details of the keys or entry cards issued to you. You may at any time have as many employees working in your accommodation(s) as there are maximum allowable workstations. This number is noted on the front of this Agreement. Anytime the number of people sharing an accommodation exceeds the maximum number of workstations allowable in that accommodation a Hot Desk Supplement fee equal to the monthly standard VO fee, (prices available on request), will apply for each person over the number of maximum workstations for the given accommodation. If at any time the number of people physically present exceeds the maximum number of workstations allowable, those employees will pay an additional hourly or daily rate for the additional accommodations.

5. The Nature Of Your Business - You must only use the accommodation for office purposes, and only for the business stated in your Agreement or subsequently agreed with us. Office/Accommodation use of a "retail" nature, involving frequent visits by members of the public, is not permitted. You must not carry on a business which competes with our business of providing serviced office or cube accommodations. You must not use the name Regus or any of its associated companies in any way in connection with your business.

6. Your Name And Address - You may only carry on that business in your name or some other name that we previously agree. At your request and cost we will include that name in the house directory at the business center, where this is available. You must not put up any signs on the doors to your accommodation or anywhere else which is visible from outside the accommodation you are using. You may use the business center address as your business address. If you use the center address as your registered business address, you must have a third-party registered as your agent for service of process.

7. Taking Care Of Our Property - You must take good care of all parts of the business center, its equipment, fittings and furnishings which you use. You must not alter any part of it. You are liable for any damage caused by you or those in the business center with your permission or at your invitation.

8. Office Furniture And Equipment - You must not install any furniture or office equipment, cabling, IT or telecom connections without our consent, which we may refuse at our absolute discretion.

9. Keys And Security - Any keys or entry cards which we let you use remain our property at all times. You must not make any copies of them or allow anyone else to use them without our consent. Any loss must be reported to us immediately and you must pay the cost of replacement keys or cards and / or changing locks, if required. If you are permitted to use the business center outside normal working hours it is your responsibility to lock the doors to your accommodation and to the business center when you leave.

10. Comply With The Law - You must comply with all relevant laws and regulations in the conduct of your business. You must do nothing illegal. You must not do anything that may interfere with the use of the business center by us or by others, cause any nuisance or annoyance, increase the insurance premiums we have to pay or cause loss or damage to us or to the owner of any interest in the building which contains the business center. You acknowledge that (a) the terms of the foregoing sentence are a material inducement to us for the execution of your Agreement and (b) any violation by you of the foregoing sentence shall constitute a material default by you hereunder, entitling us to terminate your Agreement.

11. Comply With House Rules - You must comply with any house rules which we impose generally on users of the business center whether for reasons of health and safety, fire precautions or otherwise.

12. Insurance - It is your responsibility to arrange insurance for your own property which you bring into the business center and for your own liability to your employees and to third parties.

PROVIDING THE SERVICES

13. Access To Your Accommodation - We can enter your accommodation at any time. However, unless there is an emergency we will as a matter of courtesy try to inform you in advance when we need access to carry out testing, repair or works other than routine inspection, cleaning and maintenance. We will also respect security procedures to protect the confidentiality of your business.

14. At The Start Of Your Agreement - If for any reason we cannot provide the Accommodation(s) stated in your Agreement by the date when your Agreement is due to start we have no liability to you for any loss or damages but you may cancel the Agreement without penalty. We will not charge you the standard fee for accommodations you cannot use until they become available.

15. Suspension Of Services - We may by notice suspend the provision of services (including access to the business center) for reasons of political unrest, strikes, or other events beyond our reasonable control, in which event payment of the standard fee will also be suspended for the same period.

16. Our Liability - We are not liable for any loss as a result of our failure to provide a service as a result of mechanical breakdown, strike, delay, failure of team, termination of our interest in the building containing the business center or otherwise unless we do so deliberately or are grossly negligent. We are also not liable for any failure until you have informed us about it in writing and given us a reasonable time to put right.
You agree (a) that we will not have any liability for any loss, damage or claim which arises as a result of, or in connection with, your Agreement and/or your use of the services except to the extent that such loss, damage, expense or claim is directly attributable to our deliberate act or our gross negligence (our liability); and (b) that our liability will be subject to the limits set out in the next paragraph.
We will not in any circumstances have any liability for loss of business, loss of profits, loss of anticipated savings, loss of or damage to data, third party claims or any consequential loss. We strongly advise you to insure against all such potential loss, damage expense or liability. In addition, client releases Regus from any liability arising out of or incurred in connection with any Client Mail and/or Packages received.
We will be liable:

- up to a maximum of $1,000,000 (for any one event or series of connected events) for damage to your personal property;
- up to a maximum equal to 125% of the total fees paid under your Agreement up to the date on which the claim in question arises or $50,000 (whichever is the higher), in respect of all other losses, damages expenses or claims.

17. RegusNET - You must comply with any copyright notices, license terms or other notices appearing on screen or as part of any material on the Internet or our network. You must not copy, use or exploit such software or other material in any way, unless we have explicitly given you permission to do so. You must strictly comply with the terms of any permission that we give.
We do not make any representations as to the security of our network (or the Internet) or of any information that you place on it. You should adopt whatever security measures (such as encryption) you believe are appropriate to your circumstances. We cannot guarantee that a particular degree of availability will be attained in connection with your use of the services.
You hereby warrant to us that, in the course of our provision of the RegusNet services to you, you will not nor will you cause us to, infringe the rights of any third party (such as, but not limited to, using their logo without consent on your website).
You agree to comply with the RegusNet Technology Policy as set out on the reverse of the RegusNet IT Broadband Registration Form.
We warrant that the services shall be provided and performed in a professional and workmanlike manner and shall conform to the description of the services set out in Broadband Registration form. If we fail to provide the services as warranted, your sole and exclusive remedy shall be the remedy of such failure by us

YOUR AGREEMENT

18. The Nature Of Your Agreement - Your Agreement is the commercial equivalent of an Agreement for accommodation in a hotel. The whole of the business center remains our property and in our possession and control. You acknowledge that your Agreement creates no tenancy interest, leasehold estate or other real property interest in your favor with respect to the accommodation. We are giving you just the right to share with us the use of the business center so that we can provide the services to you. The Agreement is personal to you and cannot be transferred to anyone else. We may transfer the benefit of your Agreement and our obligations under it at any time.

19. Duration - Your Agreement lasts for the period stated in it and will then automatically be extended for successive periods equal to the current term but no less than 3 months until brought to an end by you or by us. All periods shall run to the last day of the month in which they would otherwise expire. The fees on any renewal will be the current market price. In all other respects your Agreement will renew on the same terms and conditions.

20. Bringing Your Agreement To An End - Either of us can terminate your Agreement at the end date stated in it, or at the end of any extension or renewal period, by giving at least three months written notice to the other. However, if your Agreement, extension or renewal is for three months or less and one of us wishes to terminate it, the notice period is two months or if shorter one week less than the period stated in your Agreement, extension or renewal.

21. Ending Your Agreement Immediately - We may put an end to your Agreement immediately by giving you notice if:

- you become insolvent, go into liquidation or become unable to pay your debts as they fall due,
- you are in breach of one of your obligations which cannot be put right or which we have given you notice to put right and which you have failed to put right within fourteen days of that notice, or
- your conduct, or that of someone at the business center with your permission or at your invitation, is incompatible with ordinary office use.

If we put an end to the Agreement for any of these reasons it does not put an end to any then outstanding obligations you may have and you must:

- pay for additional services you have used
- pay the standard fee for the remainder of the period for which your Agreement would have lasted had we not ended it, or (if longer) for a further period of three months, and
- indemnify us against all costs and losses we incur as a result of the termination.

22. If The Business Center Is Not Available - In the unlikely event that we are no longer able to provide the services and accommodation at the business center stated in your Agreement then your Agreement will end and you will only have to pay standard fees up to the date it ends and for the additional services you have used. We will try to find suitable alternative accommodation for you at another Regus/HQ business center.

23. When Your Agreement Ends - Upon your departure or if you, at your option, choose to relocate to a different accommodation within the business center a flat fee ($125.00 per workstation/cube) will be assessed to cover the routine cost of repainting and redecorating the accommodation to return it to its original condition in addition to general maintenance to the common areas of the business center in which you have had access. We reserve the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If you leave any of your own property in the business center we may dispose of it in any way we chose without owing you any responsibility for it or any proceeds of sale.
In order to transition your mail and telephone calls from the business center, you will be automatically entered into a Continuation Agreement with us on our standard terms at the time for 3 months. Current contract terms and pricing can be obtained through your Regus/HQ General Manager. This agreement will also aid in the process of locating you when returning your service retainer after you have moved out. Any retainers not claimed after 120 days will be charged a monthly $25 account maintenance fee.
If you continue to use the accommodation when your Agreement has ended:

- you are responsible for any loss, claim or liability we incur as a result of your failure to vacate on time.
- we may, at our discretion, permit you an extension subject to a surcharge on the standard fee.

24. Employees - While your Agreement is in force and for a period of six months after it ends, you must not solicit or offer employment to any of our current employees or anyone who has left our employment in the last 3 months. If you do, we estimate our loss at the equivalent of one year's salary for each of the employees concerned and you must pay us damages equal to that amount.

25. Notices - All formal notices must be in writing. Client is responsible to keep updated address of record at the center.

26. Confidentiality - The terms of your Agreement are confidential. Neither of us may disclose them without the other's consent unless required to do so by law or an official authority. This obligation continues after your Agreement ends.

27. Enforcing your Agreement - You must pay any reasonable and proper costs including legal fees which we incur in enforcing your Agreement

28. Data Protection - We will not process, disclose or transfer (including outside the EEA to other countries which are part of our International network from time to time) any personal data which we hold on or in relation to you unless we consider it to be reasonable and to ensure that it is used only to fulfil your obligations under this agreement or for work assessment and fraud prevention or to make available information about new or beneficial products or services. Please be aware that countries outside the EEA – European Economic Area - may not have laws in force to protect your personal data.

29. Applicable Law: - Your Agreement is interpreted and enforced in accordance with the laws of the state in which the business center in question is located. We both accept the exclusive jurisdiction of the courts of such jurisdiction where the center is located.

FEES

In the following clauses any references to "fees" alone means all of the standard service fees, pay-as-you-use fees and the fees on the Service Price Guide.

30. Office Set Up - A $75 per workstation fee will be charged to all clients upon office move in.

31. Standard Services - All fees plus appropriate taxes are invoiced in respect of the services to be provided during the following month in advance in full on the 1st day (or such other day as we designate) of each month. No refund will be given for months of less than 30 days nor will any additional charge be levied for months of more than 30 days. For a period of less than a month, the applicable fee will be applied on a daily basis. You agree to pay promptly all (i) sales, use, excise and any other taxes, surcharges or license fees which you are required to pay to any governmental authority (and, at our request, will provide to use evidence of such payment), and (ii) any taxes paid by us attributable to your accommodation, including, without limitation, any gross receipts, rent and occupancy taxes, surcharge fees or tangible personal property taxes. Where client has agreed to participate in our Direct Debit Program, payment of fixed and variable charges will be made automatically through this mechanism. Internet, Phone and Business Line services are mandatory for the Cube and Hotdesk offering. The Hotdesk product also has a mandatory Supplemental Services fee.

32. Additional Services - Fees for additional services, plus applicable taxes, in accordance with our published rates which may change from time to time, are invoiced in arrears and payable on the 1st day (or such other day as we designate) of the month following the calendar month in which the additional services were provided.

33. Service Retainer - You will be required to pay a Service Retainer equivalent to 2 months standard service fee on entering into your Agreement. This will be held by us as security for performance of all your obligations under your Agreement. The Service Retainer, or any balance after deducting outstanding fees, three months VO fee for your VO Agreement, and other costs due to us, will be returned to you within 30 days of the date you have settled your account with us in full. We may require you to pay an increased retainer if outstanding fees exceed the Service Retainer held or you frequently fail to pay us when due.

34. Late Payment - If you do not pay fees when due, a service fee of $25.00 plus 5% penalty will be charged on all overdue balances under $1,000.00 or a fee of $50.00 plus 5% penalty on all overdue balances will be charged on all overdue balances of $1,000.00 or greater. If you dispute a part of any invoice you must pay the amount not in dispute by the due date or be subject to late fees. The amount of penalties and fees we charge will be the lesser of the amounts stated, or the State's legally enforceable maximum, whichever is the lesser. In the case of U.S. Government Contracts, the amount of penalties and fees we charge will be lesser of the amounts stated or those set by the Secretary of the Treasury and implemented by the Prompt Payment Act. We also reserve the right to withhold services, including denying you access to your accommodation, while there are any outstanding fees and interest or you are in breach of your agreement.

35. Cross Default - You agree that, if you are in default under a service agreement with us at a different business center ("Different Location Agreement") to the one specified in this Agreement, that we may recover any unpaid sums due under a Different Location Agreement from you under this Agreement and that we may, in particular (but not limited to), withhold services under this Agreement or deduct sums from the deposit held under this Agreement in respect of such unpaid sums.

36. Insufficient Funds Fees - You will pay a fee of $25.00 or the maximum amount permitted by law for the return of any payment for insufficient funds.

37. Subordination - Your Agreement is subordinate to our lease with our landlord and to any other Agreements to which our lease with our landlord is subordinate.

38. Annual Increase - We will increase your current standard service fee on each and any annual

provide the services as warranted, your sole and exclusive remedy shall be the remedy of such failure by us within a reasonable time after written notice.

The above warranty is in lieu of all other terms, conditions and warranties, whether express or implied by usage, custom, statute or otherwise, appertaining to the services and manner in which we perform our obligations and exercise our rights including, but without prejudice to the generality of the foregoing, such as relate to the description, performance, quality, suitability or fitness for any particular purposes, of the services. We do not warrant that the services will be uninterrupted or error free.

38. Annual Increase - We will increase your current standard service fee on each and any annual anniversary of the start date of your Agreement by 4% or the CPI, whichever is greater, or such other broadly equivalent index which we substitute, over the previous year. This will only apply to Agreements that have an original start and end date constituting more than a 12 month term. Renewals do not fall under this category and will be reviewed as per clause 19 above.